EXHIBIT 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with all other persons signatory below of a report on Schedule 13G or any amendments thereto, and to the inclusion of this Agreement as an attachment to such filing, with respect to the ownership of securities named in this Schedule 13G.

This Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.

IN WITNESS WHEREOF, the undersigned hereby execute this Agreement on February 14, 2014.

SELECT EQUITY GROUP, L.P.

By: Select Equity, GP, LLC, its General Partner

By:	/s/ George S. Loening
Name: George S. Loening
Title: Managing Member

Select Equity Group, Inc.

By:	/s/ George S. Loening
Name: George S. Loening
Title: Chairman

Select Offshore Advisors, LLC

By:	/s/ George S. Loening
Name: George S. Loening
Title: Manager

/s/ George S. Loening
George S. Loening, an individual